Exhibit 10.1

April 6, 2021

Re: Interim CFO Compensation

Magnus Momsen

c/o Varian Medical Systems, Inc.

3100 Hansen Way

Palo Alto CA 94304

Dear Magnus:

This letter memorializes our recent discussions concerning your assumption of the role of Interim Chief Financial Officer (“Interim CFO”) at Varian Medical Systems, Inc. (the “Company”), on March 12, 2021.

The Company will make you a one-time payment (the “Interim CFO Payment”) equal to the sum of (x) $20,000 plus (y) the product of (i) $5,000 times (ii) the number of weeks (rounded up to the nearest whole week) from April 12, 2021 through the earlier of the date of consummation of the transactions contemplated by the Agreement and Plan and Merger, by and among Siemens Healthineers Holding I GMBH, Falcon Sub Inc., the Company, and Siemens Medical Solutions USA, Inc., dated as of August 2, 2020 or the date that you cease to serve as Interim CFO (such earlier date, the “Service Conclusion Date”). The Interim CFO Payment shall be paid with the first payroll cycle following the Service Conclusion Date, subject to payroll deadlines. Notwithstanding the foregoing, in the event that prior to the Service Conclusion Date, you voluntarily terminate service as Interim CFO or your employment by the Company is terminated for cause, you will forfeit any right to the Interim CFO Payment.

The Interim CFO Payment will be subject to applicable tax withholding. The Interim CFO Payment is in addition to your regular compensation, and, for the avoidance of doubt, shall not be taken into account for purposes of determining any benefit under the Change in Control Agreement between you and the Company, dated as of August 1, 2020.

This letter shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to its conflict of law rules.

Please indicate your agreement to the terms set forth above by your signature below.

Sincerely,

Varian Medical Systems, Inc.

By:	/s/ Michael Hutchinson
Name: Michael Hutchinson
Title: Chief Legal Officer

Accepted and Acknowledged:

/s/ Magnus Momsen
Magnus Momsen

Dated: April 7, 2021

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